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                                                       EXHIBIT 5


                                   August 5, 1996


Vernitron Corporation
645 Madison Avenue
New York, NY  10022

     Re:  Registration Statement on Form S-8:
          Vernitron Corporation Long-Term Stock Incentive Plan
          ----------------------------------------------------

Ladies and Gentlemen:

     I am Vice President, General Counsel and Secretary of Vernitron Corporation (the "Company"). The opinion relates to the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of up to 90,000 shares (the "Shares") of the Company's authorized common stock, $.01 par value, pursuant to the Vernitron Corporation Long-Term Stock Incentive Plan.

     I have examined executed originals or copies (certified or otherwise identified to my satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company, the adoption of the Plan and the authorization and issuance of the Shares as I have deemed necessary and advisable.

     In all such examinations, I have assumed the genuineness of all signatures on originals and copies of documents I have examined, the authenticity of all documents submitted to me as originals and the conformity to original documents of all certified, conformed or Photostat copies. As to questions of fact material and relevant to this opinion, I have relied upon information obtained from public officials and officers of the Company.

     This opinion is limited to the federal laws of the United States and the laws of Delaware, and I am expressing no opinion as the effect of the laws of any other jurisdiction.

     Based upon and subject to the foregoing and having regard for such legal considerations as I have deemed relevant, it is my opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares reserved for issuance as contemplated in the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,


                                    /s/ Elliot N. Konopko
                                   ----------------------
                                   Elliot N. Konopko
                                   Vice President,
                                   General Counsel and Secretary